Exhibit 12

PETER J. WILKE

ATTORNEY AT LAW

8117 W Manchester Ave, Suite 700

Playa del Rey, California 90293

323-397-5380

Fax by prior arrangement only

petewilke1@aol.com

Website:

www.petewilke.com

Member of the California and Washington

Bar Associations

May 17, 2017

Board of Directors

Advanced Fuel Technologies Ltd.

Regarding: Regulation A Offering Statement on Form 1-A

Ladies and Gentlemen:

I have been special counsel for Advanced Fuel Technologies Ltd., a Wyoming corporation, in connection with the proposed sale ("Sale") of shares of the Company's Common Class A stock pursuant to the Regulation A Offering Statement on Form 1-A (“Form 1-A”), filed on EDGAR May 17, 2017, with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

The Form 1-A/Offering Circular relates to the proposed Sale and issuance by the Company of up to 50,000,000 shares of Common Class A common stock, with a $0.001 par value per share.

In the preparation of this legal opinion, I have examined originals or copies identified to my satisfaction of: (i) The Amended and Restated Articles of Incorporation of the Company; (ii) the Company’s Bylaws; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares being registered pursuant to the Form 1-A/Offering Circular; (iv) the Form 1-A, and exhibits thereto. I have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we deemed necessary or advisable for purposes of this legal opinion.

In my examination, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to me as originals, the conformity to the originals of all documents and instruments submitted to me as certified or conformed copies, the correctness of all certificates, the capacity of all natural persons, and the accuracy and completeness of all records, documents, instruments and materials made available to me by the Company.

Board of Directors
Advanced Fuel Technologies Ltd.

May 17, 2017

I assume/take no responsibility for any changes that may have occurred with respect to the status of the Corporation, or any other factual matters addressed in the Company's Articles, from and after date of this legal opinion.

For purposes of this legal opinion, I have assumed that, prior to the issuance of any Shares, (1) the Form 1-A, as it may be amended, will have become qualified under the Act and (2) the Corporation has obtained all necessary permits or qualification of the securities being offered to consummate the Sale as described in the Form 1-A, and the Corporation is otherwise in compliance with all federal, state, and local laws applicable to it and its business. Based upon and subject to the foregoing, it is my opinion that the Shares being sold pursuant to the Form 1-A are duly authorized and will be, when issued in the manner described in the Form 1-A, legally and validly issued, fully paid and non-assessable.

This legal opinion is limited to the matters set forth herein, and no opinion is expressed other than as expressly set forth herein. This legal opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this legal opinion are subject to change in the event that any laws should change or be enacted in the future. I have no obligation to update this legal opinion or to otherwise communicate with you in the event of any such change.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Form A-1 or any portion thereof.

I consent to the use of this legal opinion as an exhibit to the Form 1-A. In giving such consent, I do not hereby admit that I am an expert or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

-ss- PETER J. WILKE

PETER J. WILKE